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                                                                     EXHIBIT 4.1


                                    VIB CORP

                                       AND

                            WILMINGTON TRUST COMPANY


                                   AS TRUSTEE



                                ----------------

                          JUNIOR SUBORDINATED INDENTURE



                          DATED AS OF FEBRUARY 5, 1999

                                UP TO $23,712,000

                          AGGREGATE PRINCIPAL AMOUNT OF

                      9.00% JUNIOR SUBORDINATED DEBENTURES


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                              CROSS REFERENCE TABLE

Sections 310 through 318 of the
Trust Indenture Act of 1939, as amended:


Trust Indenture                                                 Indenture
Act Section                                                     Section
Section 310(a)(1).............................................. 609
          (a)(2)............................................... 609
          (a)(3)............................................... Not Applicable
          (a)(4)............................................... Not Applicable
          (b).................................................. 608,610
Section 311(a)................................................. 613
          (b).................................................. 613
Section 312(a)................................................. 701
                                                                702(a)
          (b).................................................. 702(b)
          (c).................................................. 702(c)
Section 313(a)................................................. 703(a)
          (a)(4)............................................... 101, 1004
          (b).................................................. 703(a)
          (c).................................................. 703(a)
          (d).................................................. 703(b)
Section 314(a)................................................. 704
          (b).................................................. Not Applicable
          (c)(1)............................................... 102
          (c)(2)............................................... 102
          (c)(3)............................................... Not Applicable
          (d).................................................. Not Applicable
          (e).................................................. 102
Section 315(a)................................................. 601
          (b).................................................. 602
          (c).................................................. 601
          (d).................................................. 601
          (e).................................................. 514
Section 316(a)................................................. 101
          (a)(1)(A)............................................ 502
                                                                512
          (a)(1)(B)............................................ 513
          (a)(2)............................................... Not Applicable
          (b).................................................. 508
          (c).................................................. 104(c)
Section 317(a)(1).............................................. 503
          (a)(2)............................................... 504
          (b).................................................. 1003
Section 318(a)................................................. 107


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NOTE: THIS CROSS-REFERENCE TABLE DOES NOT CONSTITUTE PART OF THIS INDENTURE AND
      SHALL NOT AFFECT THE INTERPRETATION OF ANY OF ITS TERMS.


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                                TABLE OF CONTENTS


                                   ARTICLE ONE
                        Definitions and Other Provisions
                             of General Application

SECTION 101.   Definitions
SECTION 102.   Compliance Certificates and Opinions
SECTION 103.   Form of Opinion Documents Delivered to Trustee
SECTION 104.   Acts of Holders; Record Dates
SECTION 105.   Notices, Etc., to Trustee and the Company
SECTION 106.   Notice to Holders; Waiver
SECTION 107.   Conflict with Trust Indenture Act
SECTION 108.   Effect of Headings and Table of Contents
SECTION 109.   Successors and Assigns
SECTION 110.   Severability Clause
SECTION 111.   Benefits of Indenture
SECTION 112.   Governing Law
SECTION 113.   Non-Business Days

                                   ARTICLE TWO
                                 Debenture Forms

SECTION 201.   Forms Generally
SECTION 202.   Form of Face of Debenture
SECTION 203.   Form of Reverse of Debenture
SECTION 204.   Additional Provisions Required in Global Security
SECTION 205.   Form of Trustee's Certificate of Authentication

                                  ARTICLE THREE
                                 The Debentures

SECTION 301.   Title and Terms; Paying Agent
SECTION 302.   Denominations
SECTION 303.   Execution, Authentication, Delivery and Dating
SECTION 304.   Temporary Debentures
SECTION 305.   Registration, Registration of Transfer and Exchange
SECTION 306.   Mutilated, Destroyed, Lost and Stolen Debentures
SECTION 307.   Payment of Interest; Interest Rights Preserved
SECTION 308.   Persons Deemed Owners
SECTION 309.   Cancellation
SECTION 310.   Computation of Interest
SECTION 311.   Right of Set-Off
SECTION 312.   Agreed Tax Treatment
SECTION 313.   CUSIP Numbers

                                  ARTICLE FOUR
                           Satisfaction and Discharge

SECTION 401.   Satisfaction and Discharge of Indenture
SECTION 402.   Application of Trust Money
SECTION 403.   Legal and Covenant Defeasance of Debentures


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                                  ARTICLE FIVE
                                    Remedies

SECTION 501.   Events of Default
SECTION 502.   Acceleration of Maturity; Rescission and Annulment
SECTION 503.   Collection of Indebtedness and Suits for Enforcement by Trustee
SECTION 504.   Trustee May File Proofs of Claim
SECTION 505.   Trustee May Enforce Claims Without Possession of Debentures
SECTION 506.   Application of Money Collected
SECTION 507.   Limitation on Suits
SECTION 508.   Unconditional Right of Holders to Receive Principal and Interest
SECTION 509.   Restoration of Rights and Remedies
SECTION 510.   Rights and Remedies Cumulative
SECTION 511.   Delay or Omission Not Waiver
SECTION 512.   Control by Holders
SECTION 513.   Waiver of Past Defaults
SECTION 514.   Undertaking for Costs
SECTION 515.   Waiver of Usury, Stay or Extension Laws

                                   ARTICLE SIX
                                   The Trustee

SECTION 601.   Certain Duties and Responsibilities
SECTION 602.   Notice of Defaults
SECTION 603.   Certain Rights of Trustee
SECTION 604.   Not Responsible for Recitals or Issuance of Debentures
SECTION 605.   May Hold Securities
SECTION 606.   Money Held in Trust
SECTION 607.   Compensation; Reimbursement; and Indemnity
SECTION 608.   Disqualification; Conflicting Interests
SECTION 609.   Corporate Trustee Required; Eligibility
SECTION 610.   Resignation and Removal; Appointment of Successor
SECTION 611.   Acceptance of Appointment by Successor
SECTION 612.   Merger, Conversion, Consolidation or Succession to Business
SECTION 613.   Preferential Collection of Claims Against Company
SECTION 614.   Appointment of Authenticating Agent

                                  ARTICLE SEVEN
                Holders' Lists and Reports by Trustee and Company

SECTION 701.   Company to Furnish Trustee Names and Addresses of Holders
SECTION 702.   Preservation of Information; Communications to Holders
SECTION 703.   Reports by Trustee
SECTION 704.   Reports by Company

                                  ARTICLE EIGHT
              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.   Company May Consolidate, Etc., Only on Certain Terms
SECTION 802.   Successor Substituted

                                  ARTICLE NINE
                             Supplemental Indentures


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SECTION 901.   Supplemental Indentures Without Consent of Holders
SECTION 902.   Supplemental Indentures With Consent of Holders
SECTION 903.   Execution of Supplemental Indentures
SECTION 904.   Effect of Supplemental Indentures
SECTION 905.   Conformity with Trust Indenture Act
SECTION 906.   Reference in Securities to Supplemental Indentures

                                ARTICLE TEN
                 Covenants; Representations and Warranties

SECTION 1001.  Payment of Principal and Interest
SECTION 1002.  Maintenance of Office or Agency
SECTION 1003.  Money for Debenture Payments to Be Held in Trust
SECTION 1004.  Statement by Officers as to Compliance
SECTION 1005.  Additional Sums
SECTION 1006.  Additional Covenants
SECTION 1007.  Waiver of Certain Covenants

                                 ARTICLE ELEVEN
                           Subordination of Debentures

SECTION 1101.  Debentures Subordinate to Senior Debt
SECTION 1102.  Payment Over of Proceeds Upon Dissolution, Etc.
SECTION 1103.  Prior Payment to Senior Debt Upon Acceleration of Debentures
SECTION 1104.  No Payment When Senior Debt in Default
SECTION 1105.  Payment Permitted If No Default
SECTION 1106.  Subrogation to Rights of Holders of Senior Debt
SECTION 1107.  Provisions Solely to Define Relative Rights
SECTION 1108.  Trustee to Effectuate Subordination
SECTION 1109.  No Waiver of Subordination Provisions
SECTION 1110.  Notice to Trustee
SECTION 1111.  Reliance on Judicial Order or Certificate of Liquidating Agent
SECTION 1112.  Trustee Not Fiduciary for Holders of Senior Debt
SECTION 1113. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights
SECTION 1114.  Article Applicable to Paying Agents
SECTION 1115.  Certain Conversions or Exchanges Deemed Payment

                                 ARTICLE TWELVE
                            Redemption of Debentures

SECTION 1201.  Applicability of this Article
SECTION 1202.  Election to Redeem; Notice to Trustee
SECTION 1203.  Selection by Trustee of Debentures to Be Redeemed
SECTION 1204.  Notice of Redemption
SECTION 1205.  Deposit of Redemption Price
SECTION 1206.  Debentures Payable on Redemption Date
SECTION 1207.  Optional Redemption; Conditions to Optional Redemption

                                ARTICLE THIRTEEN
                                  Miscellaneous

SECTION 1301.     Counterparts


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      INDENTURE, dated as of February 5, 1999, between VIB Corp, a California corporation (herein called the "Company"), having its principal office at 1498 Main Street, El Centro, California 92243 and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of Delaware, as Trustee (herein called the "Trustee"). Unless otherwise defined herein, all capitalized items used herein shall have the meanings ascribed to them in the Amended and Restated Trust Agreement between the Company, as Depositor and Wilmington Trust Company, Richard D. Foss, an individual, Dennis L. Kern, an individual, and Harry G. Gooding, III, an individual, as trustees, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, dated as of February 5, 1999 (the "Trust Agreement"), as in effect on the date hereof, the form of which is attached as Annex A hereto.

                             RECITALS OF THE COMPANY

      WHEREAS, Valley Capital Trust (the "Trust") may, pursuant to the Purchase Terms Agreement dated January 29, 1999 among the Company, the Trust and First Tennessee Capital Markets (the "Placement Agent"), issue up to $23,000,000 aggregate liquidation amount of its 9.00% Capital Securities (the "Capital Securities" and, together with the Common Securities, the "Trust Securities") with a liquidation amount of $1,000 per Capital Security;

      WHEREAS, the parties hereto desire that this Indenture be subject to the provisions of the Trust Indenture Act of 1939, as amended, that would be required to be part of this Indenture (if the Indenture was subject by law to such act), and shall, to the extent applicable, be governed by such provisions;

      WHEREAS, the Company is guaranteeing the payment of distributions on the Capital Securities of the Trust and payment of the Redemption Price and payments on liquidation with respect to the Capital Securities, to the extent provided in the Guarantee Agreement dated as of February 5, 1999, between the Company and Wilmington Trust Company as guarantee trustee (the "Parent Guarantee") for the benefit of the holders of the Capital Securities;

      WHEREAS, the Company wishes to sell to the Trust, and the Trust wishes to purchase from the Company, Debentures (as defined below) in an aggregate principal amount up to $23,712,000 and in satisfaction of the purchase price for such Debentures, the trustees of the Trust, on behalf of the Trust, wish to (i) execute and deliver to the Company Common Securities certificates evidencing an ownership interest in the Trust, registered in the name of the Company, in an aggregate amount of up to 712 Common Securities having an aggregate liquidation amount of up to $712,000 and (ii) deliver to the Company the sum of up to $23,712,000;

      WHEREAS, the Company has duly authorized the creation and issuance of an issue of its unsecured 9.00% Junior Subordinated Debentures (the "Debentures," and, individually, a "Debenture"), of substantially the tenor and amount hereinafter set forth issued to evidence loans made to the Company of the proceeds from the issuance by the Trust of the Capital Securities and Common Securities, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and


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      WHEREAS, all things necessary to make the Debentures, when executed by the
Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Debentures by the Holder thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                   ARTICLE ONE
                        Definitions and Other Provisions
                             of General Application

SECTION 101. DEFINITIONS.

      For all purposes of this Indenture and any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

      (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

      (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein (except as otherwise expressly provided herein or unless the context otherwise requires);

      (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company; and

      (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

      "Act," when used with respect to any Holder, has the meaning specified in
Section 104.

      "Additional Interest" means interest, if any, that shall accrue on any interest on the Debentures the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate of 9.00% per annum compounded quarterly (to the extent permitted by law).

      "Additional Sums" has the meaning specified in Section 1005.


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      "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event.

      "Administrative Trustees" means each Person identified as an "Administrative Trustee" in the Trust Agreement, solely in such Person's capacity as Administrative Trustee of the Trust under such Trust Agreement and not in such Person's individual capacity, or any successor administrative trustee appointed as therein provided.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Debentures.

      "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement, is closed for business.

      "Capital Securities" has the meaning specified in the Recitals to this Indenture.

      "Capital Treatment Event" means the receipt by the Trust or the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any agency thereof, or any official administrative pronouncement or judicial interpreting or applying such laws or regulations, that there is more than an insubstantial


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risk that the Capital Securities will no longer qualify as Tier 1 Capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve; provided, however, that a Capital Treatment Event may not be triggered by the Company having excess cumulative preferred capital which may not qualify as Tier 1 Capital.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Securities" means undivided beneficial interests in the assets of the Trust, having a Liquidation Amount of $1,000 per Common Security and having the rights provided therefor in the Trust Agreement.

      "Common Stock" means the common stock, without par value, of the Company.

      "Company" means VIB Corp, a corporation duly organized and existing under the laws of the State of California and subject to the applicable provisions of this Indenture, shall also include its successors and assigns.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its Vice Chairman of the Board, its President or a Vice President, and by its Chief Financial Officer, the Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "Corporate Trust Office" means the principal office of the Trustee in the City of Wilmington, Delaware, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

      "Corporation" includes a corporation, association, company, limited liability company, joint-stock company or business trust.

      "Debenture" or "Debentures" shall have the meaning set forth in the recitals hereto.

      "Debenture Holder," "Holder of Debentures," "registered holder" or other similar term shall mean a Person in whose name a Debenture is registered in the Debenture Register.

      "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 305.

      "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with


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respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

      "Defaulted Interest" has the meaning specified in Section 307.

      "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to this Indenture or any successor thereto.

      "Event of Default" has the meaning specified in Section 501.

      "Expense Agreement" means the Expense Agreement contemplated by Section
607.

      "Extension Period" has the meaning specified in Section 301.

      "Global Security" means a Debenture in the form prescribed in Section 204 evidencing all or part of the Debentures, issued to the Depositary or its nominee, and registered in the name of such Depositary or its nominee.

      "Federal Reserve" means the Board of Governors of the Federal Reserve System.

      "Government Obligations" means, with respect to the Debentures, securities which are (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

      "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the


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provisions of the Trust Indenture Act, if any, that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

      "Interest Payment Date," when used with respect to any installment of interest on a Debenture, means the date specified in such Debenture as the fixed date on which an installment of interest with respect to the Debentures is due and payable.

      "Investment Company Event" means the receipt by the Company or the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust or the Company is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Debentures.

      "Junior Subordinated Payment" has the meaning specified in Section 1102.

      "Maturity," when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, a Vice Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to
Section 1004 shall be the principal executive, financial, investment or accounting officer of the Company.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (and who may be an employee of the Company), and who shall be acceptable to the Trustee.

      "Outstanding," when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except: (i) Debentures theretofore canceled by the Trustee or any Paying Agent or delivered to the Trustee or any Paying Agent for cancellation; (ii) Debentures for whose payment or redemption money or Governmental Obligations in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures, provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Debentures which have been paid pursuant to Section 306, or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by Holders in whose hands such Debentures are valid, binding and legal obligations of the Company; provided, however, that in


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determining whether the Holders of the requisite principal amount of Outstanding
Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Debentures or any Affiliate of the Company or such obligor, and, subject to the provisions of
Section 601, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

      "Parent Guarantee" has the meaning specified in the Recitals to this Indenture.

      "Paying Agent" means any Person authorized by the Company to pay the principal (or premium, if any) of or interest on, or other amounts in respect of, any Debentures on behalf of the Company.

      "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

      "Proceeding" has the meaning specified in Section 1102.

      "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement, solely in its capacity as Property Trustee under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act of 1933, as amended.

      "Redemption Date," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.


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      "Redemption Price," when used with respect to any Debenture to be redeemed, has the meaning specified in Section 1207.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth day of the month in which the relevant Interest Payment Date occurs.

      "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee from time to time to administer its corporate trust matters.

      "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) trade accounts payable of the Company, (e) accrued liabilities arising in the ordinary course of business of the Company, (f) the Debentures, and (g) the Parent Guarantee.

      "Special Event" means an Investment Company Event, a Tax Event, or a Capital Treatment Event.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

      "Stated Maturity," when used with respect to any Debenture or any installment of principal thereof or interest thereon, means February 5, 2029, the date on which the principal, together with any accrued and unpaid interest, of such Debenture or such installment of interest is due and payable, or if the Company elects to accelerate the maturity date in accordance with Section 1207 hereof, such earlier date as the Company selects, but in no event before February 5, 2009.

      "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      "Tax Event" means the receipt by the Trust or the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Debentures, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States federal income tax with respect to interest income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such Opinion of Counsel will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      "Trust" means Valley Capital Trust, a Delaware business trust declared and established pursuant to the Delaware Business Trust Act (12 Del. Code Section 3801 et. seq.) by the Trust Agreement.

      "Trust Agreement" has the meaning specified in the first paragraph of this Indenture.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as amended and as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trust Securities" has the meaning specified in the Recitals to this Indenture.

      "Vice President," when used with respect to the Company or the Trustee, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion delivered with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to Section 1004) shall include:

      (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions herein relating thereto;

      (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

      (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

SECTION 103. FORM OF OPINION DOCUMENTS DELIVERED TO TRUSTEE.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. ACTS OF HOLDERS; RECORD DATES.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee at the address specified in Section 105 and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
            601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The Company may, in the circumstances permitted by the Trust Indenture Act, but shall not be obligated, to fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. Except as otherwise provided herein, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action, whether or not such Persons continue to be Holders after such record date; provided, however, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of Outstanding Debentures prior to the Expiration Date (as defined below), any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Debentures in the manner set forth in Section 106.

            The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2), or
            (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Debentures on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Debentures on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Debentures in the manner set forth in Section 106.

            With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later date, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Debentures in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

      (d) The ownership of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture Registrar.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

      (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. NOTICES, ETC., TO TRUSTEE AND THE COMPANY.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

      (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
            Attention: Corporate Trust Administration or

      (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. NOTICE TO HOLDERS; WAIVER.

      Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Debenture Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. CONFLICT WITH TRUST INDENTURE ACT.

      Notwithstanding the non-qualification of this Indenture under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that would be required under such Act to be a part of and govern this Indenture if this Indenture were to be so qualified, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. SUCCESSORS AND ASSIGNS.

      The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain liable for all such obligations. The Trust may not assign any of its rights under this Indenture without the prior written consent of the Company. This Indenture is not otherwise assignable by the parties hereto. Subject to the foregoing, this Indenture shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not.

SECTION 110. SEVERABILITY CLAUSE.

      In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. BENEFITS OF INDENTURE.

      Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent and their successors and assigns hereunder, the holders of Senior Debt, the holders of Capital Securities (to the extent provided herein) and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. GOVERNING LAW.

      THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS. THIS INDENTURE IS DEEMED TO BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

SECTION 113. NON-BUSINESS DAYS.

      In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) or other amounts in respect of the Debentures need not be made on such date, but may be made on the next succeeding Business Day in each case (except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day) in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                   ARTICLE TWO
                                 Debenture Forms

SECTION 201. FORMS GENERALLY.

      The Debentures and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

      The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these or other methods, if required by any securities exchange on which the Debentures may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

SECTION 202. FORM OF FACE OF DEBENTURE.

      THE DEBENTURES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH DEBENTURES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                                    VIB CORP

                       9.00% Junior Subordinated Debenture

No. 1                                                        $__________________

      VIB Corp, a California corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Valley Capital Trust, the principal sum of _______________ DOLLARS ($________________) on February 5, 2029
(the "Stated Maturity").

      The Company further promises to pay interest on said principal sum from February 5, 1999 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1999, at the rate of 9.00% per annum until the principal hereof is paid or duly provided for or made available for payment; provided that any overdue principal, and any overdue installment of interest shall bear Additional Interest at the rate of 9.00% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment. The amount of interest payable for any period less than a full interest period will be computed on the basis of twelve 30-day months and a 360-day year and the actual days elapsed in a partial month in such period. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the fifteenth day of the month in which the relevant Interest Payment Date occurs. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date.

      So long as no event of default with respect to this Debenture has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture, from time to time, to defer the payment of interest on such

Debenture from time to time for up to twenty consecutive quarters with respect to each deferral period (each an "Extension Period"), during which period interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid including any Additional Interest; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Debenture as then in effect; provided further that during any such Extension Period, the Company shall not, and shall cause any Subsidiary of the Company not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company ranking pari passu with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by their terms rank pari passu or junior in interest to this Debenture, (iii) sell, lease, license, transfer or otherwise dispose of any asset or interest therein or (iv) with respect to the Company, make any capital contributions or similar advances to its Subsidiaries; provided, however, that the foregoing restrictions shall not prevent (a) any such transaction (other than transactions described in clause (iv) above) in the ordinary course of business or in immaterial amounts, (b) a reorganization of Subsidiaries of the Company so long as the Company's percentage ownership interest in such Subsidiaries does not decrease, (c) dividends or distributions in Common Stock of the Company, (d) payments under the guarantee of the Company with respect to payments of distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer thereof or under any other similar guarantee by the Company with respect to any other securities of any of its Subsidiaries, provided that the proceeds of the issuance of such securities were used to purchase debt securities of the Company that rank pari passu with or junior to this Debenture and (e) purchases of Common Stock of the Company in connection with the issuance of Common Stock of the Company under any of the Company's benefit plans for directors, officers or employees. Prior to the termination of any such Extension Period, the Company may further defer the interest payments, provided that no Extension Period shall exceed twenty consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 9.00% per annum, compounded quarterly and calculated as set forth in the first paragraph of this Debenture, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Company shall give the Trustee and the Administrative Trustees notice of its election to begin an Extension Period at least two Business Days prior to the earliest of (i) the date interest on this Debenture would have been payable except for the election to begin such Extension Period or (ii) the next succeeding date such distributions on the Trust Securities would have been payable except for the election to begin such Extension Period.

      In the event that the holders of the Capital Securities are owed 20 dividends in arrears, any individual holder has the right to ask the Trustee to enforce its acceleration rights as outlined in the Indenture. The Trustee may or may not elect to enforce such acceleration rights.

      The principal and interest (including any Additional Interest) on this Debenture shall be payable at the office or agency as the Company may designate from time to time for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made, except in the case of Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Debenture Register; provided that proper transfer instructions have been received by the Regular Record Date.

      The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

      Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, VIB Corp has caused this instrument to be duly executed under its corporate seal.

Dated:
                                       VIB CORP



                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

ATTEST:                                          ___________________________



______________________________


SECTION 203. FORM OF REVERSE OF DEBENTURE.

      This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 9.00% Junior Subordinated Debentures (herein called
the "Debentures"), limited in aggregate principal amount to $[         ]
issued under an Indenture, dated as of February 5, 1999 (herein called the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

      All terms used in this Debenture which are defined in the Indenture or in the Trust Agreement attached as Annex A thereto shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

      At any time on or after February 5, 2009, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Debenture at the option of the Company, without premium or penalty, in whole at any time or in part from time to time, at the Redemption Price as defined in Article 12 of the Indenture.

      If a Special Event as defined in the Indenture shall occur and be continuing prior to February 5, 2009, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Debenture at the option of the Company, without premium or penalty, in whole but not in part, within 90 days following the occurrence of such Special Event, subject to the provisions of Section 1207 and other provisions of Article Twelve of the Indenture, at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If the Debentures are only partially redeemed by the Company, the Debentures will be redeemed pro rata.

      In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions for satisfaction and discharge and defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, to modify the Indenture in a manner affecting the rights of the Holders of the Debentures; provided that no such modification may, without the consent of the Holder of each Outstanding Debenture affected thereby, (i) change the fixed maturity of the Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of the Debentures, the Holders of which are required to consent to any such modification of the Indenture; provided, that, so long as any of the Capital Securities remains Outstanding, no such modification may be made that adversely affects the Holders of the Capital Securities, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the Holders of at least a majority of the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Outstanding Capital Securities unless and until the principal of the Debentures and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

      As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Debentures at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if upon an Event of Default the Trustee or such Holders fail to declare the principal of all the Outstanding Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article Eleven of the Indenture.

      No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of Wilmington Trust Company in Wilmington, Delaware, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Wilmington Trust Company, as the Debenture Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company or Wilmington Trust Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

      The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

      THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 204. ADDITIONAL PROVISIONS REQUIRED IN GLOBAL SECURITY.

      Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202, 203 and 305, bear legends in substantially the following form:

      This Debenture is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation ("DTC") or a nominee of DTC. This Debenture is exchangeable for Debentures registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Indenture and no transfer of this Debenture (other than a transfer of this Debenture as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of
DTC) may be registered except in limited circumstances.

      Unless this Debenture is presented by an authorized representative of DTC to VIB Corp or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

SECTION 205. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

      This is one of the Debentures referred to in the within-mentioned
Indenture.


___________________________________
AS TRUSTEE

                                       _________________________________________
                                       AUTHORIZED OFFICER



                                  ARTICLE THREE
                                 The Debentures

SECTION 301. TITLE AND TERMS; PAYING AGENT.

      The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $23,712,000 except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906 or 1208.

      The Debentures shall be known and designated as the "9.00% Junior Subordinated Debentures" of the Company. Their Stated Maturity shall be February 5, 2029, or if the Company elects to accelerate the maturity date in accordance with Section 1207 hereof, such earlier date as the Company selects, but in no event before February 5, 2009.

      The Debentures shall bear interest at the rate of 9.00% per annum, from February 5, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on March 31, June 30, September 30, and December 31 of each year, commencing March 31, 1999 until the principal thereof is paid or made available for payment. Accrued interest that is not paid on the applicable Interest Payment Date (even if unpaid due to an extension of an interest payment period as set forth below in this Section 301) will bear Additional Interest on the amount thereof. In the event that any date on which interest is payable on the Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day) (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

      So long as no Event of Default hereunder has occurred and is continuing, the Company shall have the right, at any time during the term of the Debentures, to defer the payment of interest on such Debentures from time to time, for up to twenty consecutive quarters (each, an "Extension Period") during which Extension Periods interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon, if any, at the rate specified for the Debentures to the extent permitted by applicable law), provided, however, that during any such Extension Period, neither the Company nor any Subsidiary shall (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company ranking pari passu with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by their terms rank pari passu or junior in interest to the Debentures,
(iii) sell, lease, license, transfer or otherwise dispose of any asset or interest therein or (iv) with respect to the Company, make any capital contributions or similar advances to its Subsidiaries; provided, however, that the foregoing restrictions shall not prevent (a) any such transaction (other than transactions described in clause (iv) above) in the ordinary course of business or in immaterial amounts, (b) a reorganization of Subsidiaries of the Company so long as the Company's percentage ownership interest in such Subsidiaries does not decrease, (c) dividends or distributions in Common Stock of the Company, (d) payments under the guarantee of the Company with respect to payments of distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer thereof or under any other similar guarantee by the Company with respect to any other securities of any of its Subsidiaries, provided that the proceeds of the issuance of such securities were used to purchase debt securities of the Company that rank pari passu with or junior to this Debenture and (e) purchases of Common Stock of the Company in connection with the issuance of Common Stock of the Company under any of the Company's benefit plans for directors, officers or employees. Prior to the termination of any such Extension Period, the Company may further defer the interest payment period, provided that no Extension Period shall exceed twenty consecutive quarters or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee and the Administrative Trustees notice of its election to begin any such Extension Period.

      The Trustee shall promptly give notice of the Company's election to begin any such Extension Period to the Holders of the Outstanding Debentures.

      The principal and Additional Interest, if any, and interest on the Debentures shall be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made, except in the case of Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Debenture Register; provided that proper transfer instructions have been received by the Regular Record Date.

      The Company designates Wilmington Trust Company as the initial Paying Agent with respect to the Debentures. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts pursuant to
Section 1002.

      The Debentures shall be subordinated in right of payment to Senior Debt as provided in Article Eleven.

      The Debentures shall be redeemable as provided in Article Twelve.

SECTION 302. DENOMINATIONS.

      The Debentures shall be issuable only in registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

      The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Financial Officer, its Chief Executive Officer, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

      Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication. Debentures may be authenticated on original issuance from time to time and delivered pursuant to such procedures acceptable to the Trustee ("Procedures") as may be specified from time to time by Company Order. Procedures may authorize authentication and delivery pursuant to oral instructions of the Company or a duly authorized agent, which instructions shall be promptly confirmed in writing.

      Prior to the delivery of a Debenture in any such form to the Trustee for authentication, the Company shall deliver to the Trustee a Company Order requesting the Trustee's authentication and delivery of all or a portion of the Debentures, and if less than all, setting forth procedures for such authentication. The Trustee in accordance with such Company Order shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

      Each Debenture shall be dated the date of its authentication.

      No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

SECTION 304. TEMPORARY DEBENTURES.

      Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

      If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures having the same date of issuance and Stated Maturity and having the same terms as such temporary Debentures. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

      The Company shall cause to be kept at the Corporate Trust Office of the Trustee or at such other location as may be designated by the Company a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

      Upon surrender for registration of transfer of any Debenture (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Debenture Registrar or at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like tenor and aggregate principal amount, having the same date of issuance, Stated Maturity and terms.

      At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like tenor and aggregate principal amount having the same date of issuance, Stated Maturity and terms, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

      All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

      Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. Such transfer or exchange will be effected upon the Debenture Registrar or the Company, as the case may be, being satisfied with the documents of title and identity of the Person making the request.

      No service charge shall be made to a Holder for any registration of transfer or exchange of Debentures, but the Company or the Debentures Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 304, 906 or 1208 not involving any transfer.

      Notwithstanding any other provision in this Indenture, a Global Security may not be exchanged in whole or in part for Debentures registered, and no transfer of the Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security, or a nominee thereof, unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to continue as Depositary with respect to such Global Security, and the Depositor is unable to locate a qualified successor, (ii) there shall have occurred and be continuing an Event of Default. If a Capital Security which is not a Global Capital Security is transferred to a Holder which desires to take delivery in the form of a beneficial interest in a Global Capital Security, then such transfer shall be permitted pursuant to the provisions of Section 5.05(b)(i). In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of the Clearing Agency for certificated Capital Debentures upon transfer of such beneficial interests to a non-QIB.

      If the Global Security is to be exchanged for Debentures or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Debenture Registrar for exchange or cancellation as provided herein. If the Global Security is to be exchanged for Debentures or canceled in part, or if a Debenture is to be exchanged in whole or in part for a beneficial interest in the Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided herein or (ii) the aggregate principal amount thereof shall be reduced, or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the aggregate principal amount of such Debenture to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Debenture Registrar, whereupon the Company, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of the Global Security by the Depositary the Company shall, subject hereto, sign and make available for delivery any executed Debentures delivered to it issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

      Neither the Company nor the Debenture Registrar shall be required, pursuant to the provisions of this Section, to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except, in the case of any Debenture to be redeemed in part, any portion thereof not to be redeemed.

      Notwithstanding any other provision of this Indenture, transfers and exchanges of Debentures and beneficial interests in a Global Security shall be made only as follows:

      (a) Non-Global Security to Global Security. If the Holder of a Debenture (other than the Global Security) wishes at any time to transfer all or any portion of such Debenture to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Global Security, such transfer may be effected only as follows: Upon receipt by the Debenture Registrar of (1) such Debenture and instructions satisfactory to the Debenture Registrar directing that a beneficial interest in the Global Security in a specified principal amount not greater than the principal amount of such Debenture to be credited to a specified Holder's account with the Depositary, (2) the non-global Debenture duly executed by such Holder or such Holder's attorney duly authorized in writing, then the Debenture Registrar shall cancel such Debenture (and issue a new Debenture in respect of any untransferred portion thereof) and increase the aggregate principal amount of the Global Security by the specified principal amount, and (3) a certification substantially similar to that attached hereto as Exhibit A.

      (b) Non-Global Security to Non-Global Security. A Debenture that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Debenture that is not a Global Security.

      (c) Exchanges Between Global Security and Non-Global Security. A beneficial interest in the Global Security may be exchanged for a Debenture that is not a Global Security only as provided above.

      (d) Limitations Relating to Principal Amount. Notwithstanding any other provision of this Indenture and unless otherwise specified as permitted by this Indenture, Debentures or portions thereof may be transferred or exchanged only in principal amounts of not less than $100,000 and integral multiples of $1,000 in excess thereof. Any transfer, exchange or other disposition of Debentures in contravention hereof shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Debentures for any purpose, including but not limited to the receipt of interest payable on such Debentures, and such transferee shall be deemed to have no interest whatsoever in such Debentures.

      (e)   Restricted Debentures Legend

            (i) Except as set forth in this Section 305, all Debentures shall bear a restricted Debentures legend substantially in the following form:

      THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS DEBENTURE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH VIB CORP (THE "COMPANY") OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF THIS DEBENTURE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) AS LONG AS THIS DEBENTURE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS DEBENTURE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR
(E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE COMPANY A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING

MEMORANDUM DATED JANUARY 29, 1999. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            (ii) Subject to the following paragraphs of this Section 305(e), a new Debenture (other than a Global Security) that does not bear a restricted Debentures legend may be issued in exchange for or in lieu of a restricted Debenture or any portion thereof that bears such a legend if, in the Company's judgment, placing such a legend upon such new Debenture is not necessary to ensure compliance with the registration requirements of the Securities Act, and a new Debenture shall be authenticated and delivered as provided in this Section 305.

            (iii) Notwithstanding the foregoing provisions of this Section
                  305(e), a successor Debenture of a Debenture that does not bear a restricted Debentures legend shall not bear such form of legend unless the Company has reasonable cause to believe that such successor Debenture is a "restricted Debenture" within the meaning of Rule 144 under the Securities Act, in which case a new Debenture bearing a restricted Debentures legend in exchange for such successor Debenture as provided in this Section 305.

            (iv) Upon any sale or transfer of a restricted Debenture (including any restricted Debenture represented by a Global Security) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act after such registration ceases to be effective: (A) in the case of any restricted Debenture that is a definitive Debenture, the Debenture Registrar shall permit the Holder thereof to exchange such Restricted Debenture for a definitive Debenture that does not bear the Restricted Debentures Legend and rescind any restriction on the transfer of such Restricted Debenture; and (B) in the case of any Restricted Debenture that is represented by a Global Security, the Debenture Registrar shall permit the Holder of such Global Security to exchange such Global Security for another Global Security that does not bear the Restricted Debentures Legend.

            (v) If restricted Debentures are being presented or surrendered for transfer or exchange then there shall be (if so required by the Company), (A) if such restricted Debentures are being delivered to the Debenture Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (B) if such restricted Debentures are being transferred and if the Company or Debenture Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the restricted Debentures legend.

SECTION 306. MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES.

      If any mutilated Debenture is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

      If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

      Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 307. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

      Interest and Additional Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest payment except that, unless otherwise provided in the Debentures, interest and any Additional Interest payable on the Stated Maturity of the principal of a Debenture shall be paid to the Person to whom principal is paid.

      Any interest on any Debenture which is payable, but is not punctually paid or duly provided for (except during an Extension Period), on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such

Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

      (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date.

      Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Interest), which were carried by such other Debenture.

SECTION 308. PERSONS DEEMED OWNERS.

      The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and (subject to Section 307) interest (including Additional Interest) on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      The Depositary or its nominee, as the registered owner of the Global Security, shall be considered the Holder of the Debentures represented by the Global Security for all purposes under this Indenture and the Debentures, and owners of beneficial interests in the Global Security shall not be entitled to have any of the individual Debentures represented by the Global Debenture registered in their names, shall not receive nor be entitled to receive physical delivery of any such Debentures in definitive form and shall not be considered the Holders thereof under this Indenture. Accordingly, any such owner's beneficial interest in the Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee. The Debenture Registrar shall be entitled to deal with the Depositary for all purposes of this Indenture relating to the Global Securities as the sole Holder of Global Securities and shall have no obligations to the owners thereof. Neither the Property Trustee nor the Debenture Registrar shall have any liability in respect of any transfers effected by the Depositary.

      The rights of owners of beneficial interests in the Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary. Neither the Depositary nor its nominee will consent or vote with respect to the Debentures. Under its usual procedures, the Depositary or its nominee would mail an Omnibus Proxy to the Company as soon as possible after the relevant record date. The Omnibus Proxy assigns the consenting or voting rights of the Depositary or its nominee to those Holders, identified in a listing attached to such Omnibus Proxy, to whose accounts the Debentures are credited on such record date.

SECTION 309. CANCELLATION.

      All Debentures surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and any such Debentures and Debentures surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310. COMPUTATION OF INTEREST.

      Interest on the Debentures payable for any full quarter shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full monthly period, shall be computed on the basis of the actual number of days elapsed in such period.

SECTION 311. RIGHT OF SET-OFF.

      Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make hereunder with respect to any Debenture and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Parent Guarantee or under Section 508 hereof.

SECTION 312. AGREED TAX TREATMENT.

      Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States federal, state and local tax purposes it is intended that such Debenture constitute indebtedness.

SECTION 313. CUSIP NUMBERS.

      The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE FOUR
                           Satisfaction and Discharge

SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE.

      This Indenture shall, upon Company Request, cease to be of further effect and the Company will be deemed to have satisfied and discharged this Indenture (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for and as otherwise provided in this
Section 401) and the Trustee, on written demand of and at the expense of the Company, shall execute instruments supplied by the Company acknowledging satisfaction and discharge of this Indenture, when

      (1)   either

            (A) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

            (B) all such Debentures not theretofore delivered to the Trustee for cancellation

                  (i)   have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity within one year of the date of deposit, and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee cash or cash equivalents or Government Obligations, as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest) to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be and the Company has delivered to The Trust an Opinion of Counsel as set forth in Section 403(d)(i);

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authentication Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. APPLICATION OF TRUST MONEY.

      Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 or money or Government Obligations deposited with the Trustee pursuant to Section 403, or received by the Trustee in respect of Government Obligations deposited with the Trustee, pursuant to Section 403, shall be held in trust and applied by the Trustee, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.

SECTION 403. LEGAL AND COVENANT DEFEASANCE.

      (a) On and after the date the Company shall have fulfilled the conditions of Section 403(c), it shall be deemed to have paid and discharged the entire Indebtedness represented by any Debentures, or any portion of the principal amount thereof, and satisfied its obligations under this Indenture with respect thereto (hereinafter, "Legal Defeasance"). Such Debentures shall thereafter be deemed to be "Outstanding" solely for the purposes of Section 402 hereof and the following provisions of this Indenture shall survive with respect thereto: (i) the rights of Holders of such Debentures to receive, solely from the trust fund described in Section 403(c), payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, or on the redemption date, as the case may be, and (ii) the obligations of the Company and the Trustee with respect to such Debentures under Sections 304, 305, 306, 1204, 1002, 1003, 607 and 614 and this
            Article Four. The Company may elect to effect a Legal Defeasance under this Section 403(a) notwithstanding the prior election to effect a Covenant Defeasance under Section 403(b) with respect to Debentures or portions thereof.

      (b) The Company shall be released from its obligations under the covenants contained in Sections 1004, 1005 and, 1006 and Article Eight with respect to any Debentures or any portion of the principal amount thereof, on and after the date the conditions in Section 403(c) are satisfied (hereinafter, "Covenant Defeasance"). Such Debentures or portions thereof shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. In the event of a Covenant Defeasance, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) with respect to such Debentures or portions thereof, but, except as specified above, the remainder of this Indenture and such Debentures or portions thereof shall continue to be in full force and effect.

      (c)   The following shall be the conditions to any defeasance under this
            Section 403:

            (i) there shall have been irrevocably deposited with the Trustee, in trust: (1) money in an amount which shall be sufficient or
                  (2) Government Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof will provide moneys which, together with the money, if any, deposited with or held by the Trustee, shall be sufficient, or (3) a combination of (1) or (2) which shall be sufficient, to pay when due the principal and interest, if any, due and to become due on such Debentures or portions thereof; provided, however, that (a) in the case of the provision for payment or redemption of less than all the Debentures, such Debentures or portions thereof shall have been selected by the Debenture Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee and (b) such money or the proceeds of such Government Obligations shall either (i) have been on deposit with the Trustee for a period of at least 90 days, or

                  (ii) the Trustee shall have received an Opinion of Counsel reasonably satisfactory in form to the Trustee to the effect that payments to Holders with such moneys as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors;

            (ii) if such deposit shall have been made prior to the Maturity of such Debentures, the Company shall have delivered to the Trustee a Company Order stating that the money and Government Obligations deposited with the Trustee in accordance with this Section shall be held by the Trustee, in trust, as provided in
                  Section 402;

            (iii) if Government Obligations shall have been deposited with the
                  Trustee, the Company shall have delivered to the Trustee an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the requirements set forth in clause (i) above have been satisfied;

            (iv) the Company shall have delivered to the Trustee an Opinion of Counsel in the form described in Section 403(d); and

            (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to either the Legal Defeasance under Section 403(a) or the Covenant Defeasance under Section 403(b), as the case may be, have been complied with.

      (d)

            (i) In the case of Legal Defeasance under Section 403(a), the Opinion of Counsel referred to in Section 403(c) shall be in a form reasonably satisfactory to the Trustee and shall be (a) accompanied by a ruling of the Internal Revenue Service issued to the Company, or (b) based on a change in law or regulation occurring after the date hereof, to the effect that the Holders will not realize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance but will realize income, gain or loss on the Debentures, including payments of interest thereon, in the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred; and

            (ii) In the case of Covenant Defeasance under Section 403(b), the Opinion of Counsel referred to in Section 403(c) shall be in a form reasonably satisfactory to the Trustee and to the effect that the Holders will not realize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance but will realize income, gain or loss on the

                  Debentures, including payments of interest thereon, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

      (e) In the event that the Company effects a Legal Defeasance, upon receipt by the Trustee of money or Government Obligations, or both, in accordance with Section 403(c), together with the documents required by such paragraph, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Debentures or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof is deemed to have been satisfied and discharged.

      (f) If payment of less than all of the Debentures is to be provided for in the manner and with the effect provided in this Section, the Debenture Registrar shall select such Debentures, or portions of principal amount thereof in the manner specified by Section 1203.

      (g) In the event that Debentures which shall be deemed to have been paid as a result of a Legal Defeasance (or with respect to which a Covenant Defeasance has been effected) do not mature and are not to be redeemed within the 60-day period commencing with the date of the deposit with the Trustee of moneys or Government Obligations, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Debentures, to the Holders of such Debentures to the effect that such deposit has been made and the effect thereof.

      (h) The Company shall pay, and shall indemnify the Trustee and each Holder of Debentures which are deemed to have been paid as provided in this Section against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited with the Trustee or the principal or interest received by the Trustee in respect of such Government Obligations.

            (i) Anything herein to the contrary notwithstanding, if, at any time after a Legal Defeasance or a Covenant Defeasance is effected pursuant to this Section (without regard to the provisions of this paragraph (i)), the Trustee shall be required to return the money or Government Obligations, or combination thereof, deposited with it to the Company or its representative under any applicable federal or state bankruptcy, insolvency or other similar law, the indebtedness of the Company in respect of such Debentures shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain Outstanding, or, as the case may be, the obligations under the above-mentioned covenants in respect of such Debentures shall thereupon be deemed retroactively not to have been released.

                                  ARTICLE FIVE
                                    Remedies

SECTION 501. EVENTS OF DEFAULT.

      "Event of Default," wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) failure for 30 days to pay any interest on the Debentures (including Additional Interest, if any) when due (subject to the deferral of any due date in the case of an Extension Period); or

      (2) failure to pay any principal on the Debentures when due whether at Stated Maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of maturity of such Debentures in accordance with the terms of this Indenture shall not constitute a default in the payment of principal; or

      (3) failure to observe or perform in any material respect any other covenant herein for 90 days after written notice requiring the Company to remedy the same to the Company from the Trustee or to the Company and the Trustee from the holders of at least 25% in aggregate principal amount of the Outstanding Debentures; or

      (4) entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

      (5) (A) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (B) the consent by the Company or to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or
            (C) the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or (D) the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of the property of the Company, or (E) the making by the Company of an assignment for the benefit of creditors, (F) the taking of corporate action by the Company in furtherance of any such action; or

      (6) The Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (A) the distribution of Debentures to holders of Trust Securities in liquidation of their interests in the Trust; (B) the redemption of all of the outstanding Trust Securities of the Trust; or (c) certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement.

SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

      If an Event of Default (other than an Event of Default specified in Section 501(4), 501(5) or 501(6)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have the right to declare the principal (or specific portion thereof) of and the interest on all the Debentures, and any other amount payable under the Indenture, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) provided, that if upon an Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures fail to declare such amounts to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of Capital Securities then Outstanding shall have such right, by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Debentures shall become immediately due and payable. If an Event of Default specified in Section 501(4), 501(5) or 501(6) occurs, the principal amount of all the Debentures shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article Eleven.

      At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

      (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

            (A) all overdue installments of interest (including any Additional Interest) on all Debentures,

            (B) the principal of any Debentures which have become due otherwise than by such declaration of acceleration and interest and Additional Interest, if any, thereon at the rate borne by the Debentures, and

            (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

      (2) all Events of Default, other than the non-payment of the principal of Debentures which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

      If the Holders of a majority in principal amount of the outstanding Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities may rescind and annul such declaration and its consequences, subject to the foregoing conditions.

      No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Upon receipt by the Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, with respect to Debentures all or part of which are represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 502.

SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

      The Company covenants that if:

      (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

      (2) default is made in the payment of the principal of any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and interest (including any Additional Interest), and, in addition thereto, all amounts owing the Trustee under Section
607. Payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article Eleven notwithstanding that such amount shall become immediately due and payable as herein provided.

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debentures and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of principal and interest (including any Additional Interest) owing and unpaid in respect to the Debentures and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 607 allowed in any such judicial proceedings, and (ii) in particular, the Trustee shall be authorized to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 506; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with
Section 506 and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 607.

      No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES.

      All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to Article Eleven and after provision for payment of all the amounts owing the Trustee and any predecessor Trustee under Section 607, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

SECTION 506. APPLICATION OF MONEY COLLECTED.

      Subject to Article Eleven, any money or property collected or to be applied by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest (including any Additional Interest), upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607; and

      SECOND: To the payment of the amounts then due and unpaid for principal and interest (including any Additional Interest) on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest (including any Additional Interest), respectively; and

      THIRD: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507. LIMITATION ON SUITS.

      No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator or other similar official or for any other remedy hereunder, unless:

      (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

      (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

      (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

      (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

      (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

      Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest (including any Additional Interest) on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Any holder of the Capital Securities shall have the right, upon the occurrence of an Event of Default described in Section 501(1) or 501(2) hereof, to institute a suit directly against the Company for enforcement of payment to such holder of principal of and (subject to Section 307) interest (including any Additional Interest) on the Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder.

SECTION 509. RESTORATION OF RIGHTS AND REMEDIES.

      If the Trustee, or any Holder or any holder of Capital Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Capital Securities, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Holders and the holders of Capital Securities shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, such Holder and such holder of Capital Securities shall continue as though no such proceeding had been instituted.

SECTION 510. RIGHTS AND REMEDIES CUMULATIVE.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. DELAY OR OMISSION NOT WAIVER.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 306, no delay or omission of the Trustee or of any Holder of any Debenture or any holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders and the right and remedy given to the holders of Capital Securities by Section 508 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders or the holders of Capital Securities, as the case may be.

SECTION 512. CONTROL BY HOLDERS.

      The Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

      (1) such direction shall not be in conflict with any rule of law or with this Indenture,

      (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

      (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Debentures all or part of which are represented by a Global Security, a record date shall be established for determining Holders of Outstanding Debentures entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless the Holders of a majority in principal amount of the Outstanding Debentures shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section.

SECTION 513. WAIVER OF PAST DEFAULTS.

      Subject to Sections 902 and 1010 hereof, the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures affected thereby may waive any past default hereunder and its consequences, except a default: (1) in the payment of the principal or interest (including any Additional Interest) on any Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Trustee); or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected. If the Holders of such Debentures fail to waive such default, the holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

      Any such waiver shall be deemed to be on behalf of the Holders of all the Debentures or, in the case of a waiver by holders of Capital Securities, by all holders of Capital Securities.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. UNDERTAKING FOR COSTS.

      All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs against any such party litigant including reasonable attorneys' fees, in the manner and to the extent provided in the Trust Indenture Act having due regard to the merits and good faith of the claims or defenses made by such party litigants; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal or interest (including any Additional Interest) on any Debenture on or after the respective Stated Maturities expressed in such Debenture.

SECTION 515. WAIVER OF USURY, STAY OR EXTENSION LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX
                                   The Trustee

SECTION 601. CERTAIN DUTIES AND RESPONSIBILITIES.

      The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

      (a)   Except during the continuance of an Event of Default,

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

      (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that

            (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. NOTICE OF DEFAULTS.

      Within 90 days after actual knowledge by a Responsible Officer of the Trustee charged with the administration of this Indenture of the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders of Debentures, as their names and addresses appear in the Debentures Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of interest (including any Additional Interest) on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Debentures; provided, further, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. For purposes of this Section, the Trustee shall be deemed to have actual knowledge of a default if it has received written notice of such default in the manner contemplated by Section 105.

SECTION 603. CERTAIN RIGHTS OF TRUSTEE.

      Subject to the provisions of Section 601:

      (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, security, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

      (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

      (d) the Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

      (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

      (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

      (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES.

      The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

SECTION 605. MAY HOLD DEBENTURES.

      The Trustee, any Authenticating Agent, any Paying Agent, any Debenture Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Debenture Registrar, or such other agent.

SECTION 606. MONEY HELD IN TRUST.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. COMPENSATION; REIMBURSEMENT; AND INDEMNITY.

      The Company agrees

      (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

      (3) to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability, action, suit, cost or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) of any kind and nature whatsoever incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      In addition, the Company hereby agrees to pay all amounts owing under
Section 8.06 of the Trust Agreement and to enter into and perform an Expense Agreement substantially in the Form of Exhibit B to this Indenture. To secure the Company's payment obligations under this Section 607, the Trustee shall have a lien against all money or property held or collected by the Trustee, which lien shall be subordinate to the rights of the Debentureholders but prior to the rights of the Company to any such money or property.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

      The provisions of this Section shall survive the termination of this Indenture.

SECTION 608. DISQUALIFICATION; CONFLICTING INTERESTS.

      If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) the Trust Indenture Act and this Indenture.

SECTION 609. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

      There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if such Act were applicable to this Indenture) to act as such and has a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act (as if such Act were applicable to this Indenture), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Debentures issued hereunder.

SECTION 610. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

      (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
            Section 611.

      (b) The Trustee may resign at any time by giving written notice thereof to the Company and the Holders. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.


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
      (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

      (d)   If at any time:

            (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If the Company fails to appoint a successor Trustee within thirty (30) days of such resignation, removal, or incapability, or the occurrence of such vacancy, the retiring Trustee may, subject to Section 514, petition any court of competent jurisdiction for the appointment of a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or any court. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all

            Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.

      In case of the appointment hereunder of a successor Trustee, the Company, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.


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
      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated, and in case any Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Debentures or in this Indenture that the certificate of the Trustee will have.

SECTION 613. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. APPOINTMENT OF AUTHENTICATING AGENT.

      The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon original issue and upon exchange, registration or transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State, Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at lease annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

      Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which an Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

      An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Debentures. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

      The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

      If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

      This is one of the Debentures referred to in the within mentioned
Indenture.


Dated:  ___________________

                                       Wilmington Trust Company,



                                       By:______________________________________
                                            As Authentication Agent


                                       By:______________________________________
                                            Authorized Officer


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
                                  ARTICLE SEVEN
                Holders' Lists and Reports by Trustee and Company

SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

      The Company will furnish or cause to be furnished to the Trustee:

      (a) quarterly, not later than April 15, July 15, October 15 and January 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Debentures as of such March 31, June 30, September 30 and December 31, and

      (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

      In each case to the extent such information is in the possession or control of the Company and has not otherwise been received by the Trustee in its capacity as Debenture Registrar.

SECTION 702. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

      (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

      (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act (as if such Act were applicable to this Indenture).

      (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the provisions of the Trust Indenture Act (as if such Act were applicable to this Indenture).

SECTION 703. REPORTS BY TRUSTEE.

      (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act (as if such Act were applicable to this Indenture) at the times and in the manner provided pursuant thereto.

      (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing with the first July 15th after the first issuance of Debentures under this Indenture.

SECTION 704. REPORTS BY COMPANY.

      The Company is required to deliver annually to the Trustee a certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the material terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

      The Company shall also file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a) (as if such Act were applicable to this Indenture).

                                  ARTICLE EIGHT
              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

      The Company shall not without the consent of the holders of the Outstanding Debentures consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to the Company, unless:

      (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, trust or other entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Debentures and the performance or observance of every covenant of this Indenture and the Debentures on the part of the Company to be performed or observed;

      (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

      (3) such consolidation or merger or conveyance, transfer or lease of properties or assets of the Company is permitted under the Trust Agreement and the Parent Guarantee and does not give rise to any breach or violation of, the Trust Agreement or the Parent Guarantee; and

      (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to
            Section 601, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section.

SECTION 802. SUCCESSOR SUBSTITUTED.

      Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Debentures and may be dissolved and liquidated.

      Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Debentures which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures has been issued at the date of the execution hereof.

      In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Debentures thereafter to be issued as may be appropriate.

                                  ARTICLE NINE
                             Supplemental Indentures

SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

      Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

      (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

      (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

      (3) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

      (4)   to add any additional Events of Default; or

      (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (5) shall not materially adversely affect the interests of the Holders of the Debentures or, so long as any of the Capital Securities shall remain outstanding, the holders of the Capital Securities; or

      (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee.

SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner provisions adversely affecting the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

      (1) except to the extent permitted and subject to the conditions set forth in Section 301 with respect to the extension of interest payment period of the Debentures, extend the Stated Maturity of, the principal of, or any installment of interest (including any Additional Interest) on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders, or

      (2) reduce the percentage in aggregate principal amount of the Outstanding Debentures, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

      (3) modify any of the provisions of this Section, Section 513 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby;

provided, that, so long as any of the Capital Securities remain outstanding, no such modification shall be made that requires the consent of the holders of the Debentures, and no termination of this Indenture shall occur, and no waiver of any Event of Default shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Outstanding Capital Securities and that if the consent of the Holder of each Debenture is required, such modification shall not be effective until each Holder of Outstanding Debentures has consented thereto.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES.

      Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

                                   ARTICLE TEN
                    Covenants; Representations and Warranties

SECTION 1001. PAYMENT OF PRINCIPAL AND INTEREST.

      The Company covenants and agrees for the benefit of the Debentures that it will duly and punctually pay the principal of (and premium, if any) and interest (including any Additional Interest) on the Debentures in accordance with the terms of the Debentures and this Indenture.

SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

      The Company will maintain in Wilmington, Delaware, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Debentures may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

SECTION 1003. MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST.

      If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal (and premium, if any) of or interest (including any Additional Interest), on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest (including any Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

      Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m. New York City time on each due date of the principal of or interest (including any Additional Interest) on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal or interest (including any Additional Interest) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest (including any Additional Interest), and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

      The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent, (ii) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided, (iii) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest (including any Additional Interest), and (iv) at any time during the continuance of any such default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest, upon written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest (including any Additional Interest) on any Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be repaid to the Company or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust and the Holder of such Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004. STATEMENT BY OFFICERS AS TO COMPLIANCE.

      The Company will deliver to the Trustee, within 120 days after the end of each calendar year of the Company ending after the date hereof, an Officers' Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005. ADDITIONAL SUMS.

      If and so long as (i) the Trust is the Holder of all of the Outstanding Debentures, (ii) a Tax Event shall have occurred and be continuing and (iii) the Company shall not have redeemed the Debentures pursuant to Section 1201 or terminated the Trust pursuant to Section 9.02(b) of the Trust Agreement, the Company shall pay to the Trust (and its permitted successors or assigns under the Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of any Debentures, such additional amounts as may be necessary in order that the amount of distributions (including any Additional Amounts (as defined in the Trust Agreement)) then due and payable by the Trust on the Capital Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes arising from such Tax Event (the "Additional Sums"). Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made, provided, however, that the deferral of interest payments pursuant to Section 301 or the Debentures shall not defer the payment of any Additional Sums that may be due and payable.


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
SECTION 1006. ADDITIONAL COVENANTS.

      The Company covenants and agrees with each Holder of Debentures that if at any time (a) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and in respect of which the Company shall not have taken reasonable steps to cure, (b) the Company shall be in default with respect to its payment of any obligations under the Parent Guarantee or (c) the Company shall have given notice of its selection of an Extension Period as provided herein and shall not have rescinded such notice and such Extension Period, or any extension thereof, shall be continuing, then it shall not, and it will not permit any Subsidiary of the Company to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock, (2) make any payment of principal, interest or on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by their terms rank pari passu or junior in interest to the Debentures, (3) sell, lease, license, transfer or otherwise dispose of any asset or interest therein or (4) with respect to the Company, make any capital contributions or similar advances to its Subsidiaries; provided, however, that the foregoing restrictions shall not prevent (A) any such transaction (other than transactions described in clause (4) above) in the ordinary course of business or in immaterial amounts, (B) a reorganization of Subsidiaries of the Company, so long as the Company's percentage ownership interest in such Subsidiaries does not decrease, (C) dividends or distributions in Common Stock of the Company, (D) payments under the Parent Guarantee or any similar guarantee by the Company with respect any other securities of any of its Subsidiaries; provided that the proceeds of the issuance of such securities were used to purchase debt securities of the Company that rank pari passu with or junior to this Debenture and (E) purchases of Common Stock of the Company related to the issuance of Common Stock of the Company under any of the Company's benefit plans for its directors, officers or employees.

      The Company also covenants, for so long as Capital Debentures remain outstanding, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily dissolve, wind-up or liquidate the Trust, except (a) in connection with a distribution of the Debentures to the holders of Capital Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain a statutory business trust and to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, except in connection with a distribution of the Debentures to the holders of Capital Securities in liquidation of the Trust.

SECTION 1007. WAIVER OF CERTAIN COVENANTS.

      Except as otherwise specified as contemplated by Section 301 for Debentures, the Company may, with respect to the Debentures, omit in any


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
particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 901(2) for the benefit of the Holders if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN
                           Subordination of Debentures

SECTION 1101. DEBENTURES SUBORDINATE TO SENIOR DEBT.

      The Company covenants and agrees, and each Holder of a Debenture, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article Four), the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt.

      The Trustee and the Holders shall take such action (including, without limitation, the delivery of this Indenture to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

      The provisions of Sections 1102, 1103 and 1104 hereof shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

      The securing of any obligations of the Company, otherwise ranking on a parity with the Debentures or ranking junior to the Debentures, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Debentures or ranking junior to the Debentures.

SECTION 1102. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

      In the case of the pendency of (a) any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors or (d) any other marshaling of the assets of the Company, (each such event, if any, herein sometimes referred to as a "Proceeding"), then the holders


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
of Senior Debt shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt (including any interest thereon accruing after the commencement of any such Proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Debentures are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company (including the Debentures) subordinated to the payment of the Debentures, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of principal of or interest (including any Additional Interest) on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Debentures in any such Proceeding.

      In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Debentures, together with the holders of any obligations of the Company ranking on a parity with the Debentures, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on the Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Debentures and such other obligations.

      In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

      For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt at least to the same extent as the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a

Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.

SECTION 1103. PRIOR PAYMENT TO SENIOR DEBT UPON ACCELERATION OF DEBENTURES.

      In the event that any Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Debt outstanding at the time such Debentures so become due and payable shall to the extent required under the terms of such Senior Debt be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Debentures are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of or interest (including any Additional Interest) on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary.

      In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Company.

      The provisions of this Section shall not apply to any payment with respect to which Section 1102 would be applicable.

SECTION 1104. NO PAYMENT WHEN SENIOR DEBT IN DEFAULT.

      In the event and during the continuation of any default in the payment of principal of or interest on any Senior Debt, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of Senior Debt or any trustee therefor, unless and until such event of default shall have been cured or waived or shall have ceased to exist, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of principal of or interest (including any Additional Interest), if any, on the Debentures or on account of the purchase or other acquisition of Debentures by the Company or any Subsidiary.

      In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

      The provisions of this Section shall not apply to any payment with respect to which Section 1102 would be applicable.

SECTION 1105. PAYMENT PERMITTED IF NO DEFAULT.

      Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1102 or under the conditions described in Sections 1103 and 1104, from making payments at any time of principal of or interest on the Debentures, or (b) the application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of the principal of or interest (including any Additional Interest) on the Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 1106. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.

      Subject to the payment in full of all amounts due or to become due on all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the Senior Debt, the Holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Debentures are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Debentures shall be paid in full. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 1107. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

      The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as between the Company and the Holders of the Debentures, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Debentures the principal of and interest (including any Additional Interest) on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than their rights in relation to the holders of Senior Debt; or
(c) prevent the Trustee or the Holder of any Debenture (or to the extent expressly provided herein, the holder of any Capital Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1108. TRUSTEE TO EFFECTUATE SUBORDINATION.

      Each Holder of a Debenture by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purpose.

SECTION 1109. NO WAIVER OF SUBORDINATION PROVISIONS.

      No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to such Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of such Holders of the Debentures to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1110. NOTICE TO TRUSTEE.

      The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest (including any Additional

Interest) on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

      Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing such Person to be a holder of Senior Debt (or a trustee or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1111. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

      Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1112. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

      The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 1113. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article in respect of any Senior Debt which may at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.


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
SECTION 1114. ARTICLE APPLICABLE TO PAYING AGENTS.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

SECTION 1115. CERTAIN CONVERSIONS OR EXCHANGES DEEMED PAYMENT.

      For the purposes of this Article only, (a) the issuance and delivery of junior securities upon exchange of Debentures shall not be deemed to constitute a payment or distribution on account of the principal of or interest (including any Additional Interest) on Debentures or on account of the purchase or other acquisition of Debentures, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon exchange of a Debenture shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section, the term "junior securities" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article.

                                 ARTICLE TWELVE
                            Redemption of Debentures

SECTION 1201. APPLICABILITY OF THIS ARTICLE.

      Redemption of Debentures as permitted or required by any form of Debenture issued pursuant to this Indenture shall be made in accordance with such form of Debenture and this Article; provided, however, that if any provision of any such form of Debenture shall conflict with any provision of this Article, the provision of such form of Debenture shall govern. Except as otherwise set forth in the form of Debenture, each Debenture shall be subject to partial redemption only in the amount of $1,000, or integral multiples thereof.

SECTION 1202. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

      The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed provided that, for so long as the Debentures are held by the Trust, such notice shall be given not less than 90 nor more than 180 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee). In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures, the Company shall furnish the Trustee with an Officers'

Certificate and an Opinion of Counsel evidencing compliance with such restriction.

SECTION 1203. SELECTION BY TRUSTEE OF DEBENTURES TO BE REDEEMED.

      If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 75 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debenture, provided that the unredeemed portion of the principal amount of any Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such security.

      The Trustee shall promptly notify the Company in writing of the Debentures selected for partial redemption and the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed.

SECTION 1204. NOTICE OF REDEMPTION.

      Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at the address of such Holder as it appears in the Debenture Register.

      All notices of redemption shall identify the Debentures to be redeemed (including CUSIP number) and shall state:

      (1)   the Redemption Date;

      (2)   the Redemption Price;

      (3) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Debentures to be redeemed;

      (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and

      (5) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

      Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall not be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

SECTION 1205. DEPOSIT OF REDEMPTION PRICE.

      Prior to 10:00 a.m. New York City time on the Redemption Date specified in the notice of redemption, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price, with any interest, of all the Debentures (or portions thereof) so called for redemption.

SECTION 1206. DEBENTURES PAYABLE ON REDEMPTION DATE.

      If any notice of redemption has been given as provided in Section 1204, the Debentures or portion of Debentures with respect to which such notice has been given shall become due and payable on the Redemption Date at the place or places stated in such notice and at the Redemption Price therein specified, together with accrued interest to but excluding the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest to but excluding the Redemption Date; provided, however, that installments of interest (including any Additional Interest) whose corresponding Interest Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 307.

      Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Debenture so presented and having the same date of issuance, Stated Maturity and terms. If a Global Security is so surrendered, such new Debenture will also be a new Global Security.

      If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal on such Debenture shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

SECTION 1207. OPTIONAL REDEMPTION; CONDITIONS TO OPTIONAL REDEMPTION.


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
      The Company, at its option, may redeem the Debentures (i) on or after February 5, 2009, in whole at any time or in part from time to time, subject to the prior approval of the Federal Reserve if then required under the applicable capital guidelines or policies of the Federal Reserve, or (ii) upon the occurrence and during the continuation of a Special Event, at any time within ninety (90) days following the occurrence of a Special Event in respect of the Trust, in whole (but not in part), in each case at a redemption price equal to 100% of the principal amount thereof plus any accrued or unpaid interest, including Additional Interest, if any, to but excluding the Redemption Date (the "Redemption Price").

                                ARTICLE THIRTEEN
                                  Miscellaneous

SECTION 1301. COUNTERPARTS.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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
      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                       VIB CORP



                                       By:  /s/  DENNIS L. KERN
                                           ------------------------------------
[Seal]                                     Name:    Dennis L. Kern
                                           Title:   President and CEO



                                       WILMINGTON TRUST COMPANY



                                       By: /s/  JAMES P. LAWLER
                                           ------------------------------------
[Seal]                                     Name:    James P. Lawler
                                           Title:   Vice President

STATE OF CALIFORNIA       Section
                          Section
COUNTY OF LOS ANGELES     Section


      On the 4th day of February, 1999, before me personally came Dennis L. Kern, to me known, who, being by me duly sworn, did depose and say that he is the President and CEO of VIB Corp, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of such corporation.



                                       By: /s/ JAMIE E. DOEBLER
                                           -------------------------------------



STATE OF DELAWARE         Section
                          Section
COUNTY OF NEW CASTLE      Section


      On the 3rd day of February, 1999, before me personally came James P. Lawler, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Wilmington Trust Company, a Delaware banking corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of such corporation.


                                       By: /s/ SCOTT E. KREPS
                                           --------------------------------

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